Exhibit 99.1

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of GE Healthcare Holding LLC, the undersigned hereby consents to being named and described as a person who will become a director of GE Healthcare Holding LLC (which will convert into a corporation and be renamed GE HealthCare Technologies Inc. prior to and in connection with the spin-off by General Electric Company (“GE’’) of its wholly-owned subsidiary, GE Healthcare Holding LLC, which holds GE’s healthcare business) in the Registration Statement and any amendment or supplement to any prospectus included in such Registration Statement, any amendment to such Registration Statement or any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act and to the filing or attachment of this consent with such Registration Statement and any amendment or supplement thereto.

IN WITNESS WHEREOF, the undersigned has executed this consent.

/s/ H. Lawrence Culp, Jr.
Name: H. Lawrence Culp, Jr.